Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
In connection with the Quarterly Report on Form 10-Q of Nash-Finch Company, (the “Company”) for the twelve weeks ended March 25, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Allister P. Graham, Interim Chief Executive Officer and LeAnne M. Stewart, Senior Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: April 27, 2006

By:	/s/ Allister P. Graham
Name:	Allister P. Graham
Title:	Chairman and Interim Chief Executive Officer

By:	/s/ LeAnne M. Stewart
Name:	LeAnne M. Stewart
Title:	Senior Vice President and Chief Financial Officer